                                                                   EXHIBIT 10.1


                                ESCROW AGREEMENT
                                ----------------

                  THIS ESCROW AGREEMENT (this "AGREEMENT") made as of this __day of February 2005 by and among Markland Technologies, Inc., a Florida corporation ("MARKLAND"), Technest Holdings, Inc., a Nevada corporation ("TECHNEST" and together with Markland, the "Markland Parties"), Genex Technologies, Inc., a Maryland corporation (GENEX"), Jason Geng, an individual residing at [ADDRESS] (the "SELLER"), and Wilmington Trust Company, a Delaware banking corporation., as escrow agent (the "ESCROW AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Markland, Technest, Genex, and the Seller, are parties to an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT"; capitalized terms used but not defined herein have the meaning assigned to such terms in the Merger Agreement), which, among other matters, provides for the escrow of a portion of the Merger Consideration for the acquisition by Technest of the capital stock of Genex (the "TRANSACTION");

                  WHEREAS, pursuant to SECTION 2.1.8 of the Merger Agreement, the parties have agreed to deposit a number of the Markland Shares having a value equal to $2,000,000 based on the Stock Price (as defined in the Merger Agreement) with the Escrow Agent to be held in escrow pursuant to the terms of this Agreement (the "ESCROW SHARES");

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.CREATION OF ESCROW. Markland, Technest, Genex, and the Seller hereby appoint the Escrow Agent to serve as agent for the purpose of holding the Escrow Shares and the Escrow Agent accepts such appointment upon the terms and conditions set forth herein. Simultaneously with the execution of this Agreement, Technest has delivered the Escrow Shares to the Escrow Agent and the Escrow Agent acknowledges receipt of the Escrow Shares.

         2.DISTRIBUTIONS OF ESCROW SHARES. The Escrow Agent shall not distribute all or any portion of the Escrow Shares to any party, except in accordance with this SECTION 2.

         2.1 DISTRIBUTIONS TO MARKLAND OR TECHNEST FOR BREACHES OF REPRESENTATIONS, WARRANTIES OR COVENANTS.

                  (a) NOTICES OF CONTRACT CLAIMS. If Markland or Technest has suffered, or believes with reasonable certainty will suffer, a loss resulting from the breach of any representation, warranty or covenant made by Genex or the Seller in the Merger Agreement (other than for claims pursuant to SECTION 2.2 OR 2.3), then, at any time prior to the first anniversary of the Closing Date, Technest may deliver to the Escrow Agent a written notice (a "NOTICE OF CONTRACT CLAIM") setting forth in reasonable detail the nature of the claim and an estimate of the number of Escrow Shares which Technest believes it is, at that time, or will be, entitled to be paid pursuant to the Merger Agreement (the "BREACH INDEMNITY Shares"). Technest shall send a copy of the Notice of Contract Claim to the Seller at the same time that such Notice of Contract Claim is sent to the Escrow Agent. In no event shall the number of Breach Indemnity Shares exceed the number of Escrow Shares having a value equal to $900,000, as calculated pursuant to SECTION 2.5 hereof.

                  (b) DISPUTE NOTICES. The Escrow Agent will release to Technest the Breach Indemnity Shares set forth in a Notice of Contract Claim, as soon as practicable, but no earlier than twenty one (21) Business Days following receipt by the Escrow Agent of such Notice of Contract Claim; PROVIDED, HOWEVER, THAT if within the period of twenty (20) Business Days following receipt by the Escrow Agent of such Notice of Contract Claim, the Escrow Agent shall have received from the Seller a written notice (a "BREACH DISPUTE NOTICE") stating that the Seller disputes in good faith the validity of or the number of Breach Indemnity Shares specified in such Notice of Contract Claim or any portion thereof (a "BREACH DISPUTED AMOUNT") and providing in reasonable detail the reasons therefor, the Escrow Agent shall not pay any such Breach Disputed Amount, with respect to such disputed breach, to Technest other than pursuant to SECTION 2.5 of this Agreement. Seller shall send a copy of each Breach Dispute Notice to Technest at the same time that such Breach Dispute Notice is sent to the Escrow Agent. For purposes of this Agreement, the term "BUSINESS DAY" means any day (other than a Saturday or Sunday) on which (A) the New York Stock Exchange is open and (B) banks are not authorized or required to close in Boston, Massachusetts or Wilmington, Delaware.

                  (c) If the Escrow Agent shall not have received a Breach Dispute Notice with respect to the amount specified in a Notice of Contract Claim, or any portion thereof, within the period of twenty (20) Business Days following its receipt of such Notice of Contract Claim, the Seller shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of Escrow Shares on account of such amount not so disputed.

         2.2 DISTRIBUTIONS TO TECHNEST FOR LOSSES INCURRED IN CONNECTION WITH THE DCAA AUDIT.

                  (a) NOTICES OF DCAA CLAIMS. If, on or before the third anniversary of the Closing Date, the DCAA or any Governmental Entity informs Genex or the Surviving Corporation that the DCAA Audit (as defined in the Merger Agreement) has been concluded (the date of such notice from the DCAA referred to herein as the "DCAA AUDIT DETERMINATION DATE") and (a) any portion of the invoices which are the subject of the DCAA Audit will not be paid or is disputed by the DCAA or relevant Governmental Entity and (x) such dispute is not resolved by payment in full within sixty (60) days of the notice of such dispute or (y) any such disputed amount is not paid to the Surviving Corporation by the Seller in accordance with SECTION 7.3 of the Merger Agreement within sixty (60) days of the notice of such dispute, and/or (b) the Surviving Corporation or a Markland Party has suffered or with reasonable certainty believes it will suffer, a loss resulting from the DCAA Audit, then, at any time, Technest may deliver to the Escrow Agent a written notice (a "NOTICE OF DCAA CLAIM") setting forth in reasonable detail the nature of the claim and an estimate of the number of Escrow Shares to which Technest believes it is, at that time, or will be, entitled to be paid pursuant to the Merger Agreement (the "DCAA AUDIT INDEMNITY SHARES"). Technest shall send a copy of the Notice of DCAA Claim to the Seller at the same time that such Notice of DCAA Claim is sent to the Escrow Agent.

                  (b) DISPUTE NOTICES. The Escrow Agent will release to Technest the DCAA Audit Indemnity Shares set forth in the Notice of DCAA Claim, as soon as practicable, but in no event earlier than twenty one (21) Business Days following receipt by the Escrow Agent of such Notice of DCAA Claim; PROVIDED, HOWEVER, THAT if within the period of twenty (20) Business Days following receipt by the Escrow Agent of such Notice of DCAA Claim, the Escrow Agent shall have received from the Seller a written notice (a "DCAA DISPUTE NOTICE") stating that the Seller disputes in good faith the validity or the amount specified in such Notice of DCAA Claim or any portion thereof (a "DCAA DISPUTED AMOUNT" and together with any Breach Disputed Amounts, the "DISPUTED AMOUNTS") and providing in reasonable detail the reasons therefor, the Escrow Agent shall not pay any such DCAA Disputed Amount to Technest other than pursuant to SECTION 2.5 of this Agreement. Seller shall send a copy of each DCAA Dispute Notice to Technest at the same time that such DCAA Dispute Notice is sent to the Escrow Agent.

                  (c) If the Escrow Agent shall not have received a DCAA Dispute Notice with respect to the amount specified in a Notice of DCAA Claim, or any portion thereof, within the period of 20 Business Days following its receipt of such Notice of DCAA Claim, the Seller shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of Escrow Shares on account of such amount not so disputed.

         2.3 REIMBURSEMENT TO THE SELLER FOR INVOICES PAID. If, on or before the Final Distribution Date, Technest receives payment in full from the Seller for all Bad Debt (as defined in the Merger Agreement) in accordance with Section 7.3 of the Merger Agreement, Technest shall send written notice to the Escrow Agent (the "NOTICE OF BAD DEBT PAID") setting forth the number of Escrow Shares having a value (as calculated in accordance with SECTION 2.6) equal to the Bad Debt Payment (as defined in the Merger Agreement) and the Escrow Agent will release to the Seller the number of Escrow Shares set forth in the Notice of Bad Debt Paid, as soon as practicable.

         2.4 RELEASE OF ESCROW FUNDS TO THE SELLER.

                  (a) If the DCAA Audit Determination Date occurs prior to the first anniversary of the Closing Date, then promptly following the DCAA Audit Determination Date, (i) Technest shall send a written notice to the Escrow Agent instructing the Escrow Agent (A) to release to the Genex Stockholder fifty percent (50%) of the Escrow Shares then held in the Escrow Fund, less any Withheld Amounts (as defined below) as soon as practicable and (B) to release to the Genex Stockholder the balance of the Escrow Fund to the Genex Stockholder, less any Withheld Amounts, on the first anniversary of the Closing Date.

                  (b) If the DCAA Audit Determination Date occurs on or after the first anniversary of the Closing Date and prior to the third anniversary of the Closing Date, then promptly following DCAA Audit Determination Date, (i) Technest shall send a written notice to the Escrow Agent, instructing the Escrow Agent to release to the Genex Stockholder, the Escrow Shares then held in the Escrow Fund, less any Withheld Amounts, as soon as practicable.

                  (c) Upon receipt of a notice described in SECTION 2.4(A) AND
(B) above, the Escrow Agent shall release the Escrow Shares, less any Withheld Amounts, to the Genex Stockholder in the amounts and on the dates set forth in such notice.

                  (d) If any Escrow Shares are remaining in the Escrow Fund on the third anniversary of the Closing Date, the Escrow Agent shall promptly release such Escrow Shares to the Genex Stockholder, less any Withheld Amounts (the "FINAL DISTRIBUTION DATE").

                  (e) The term "WITHHELD AMOUNTS" shall mean the aggregate of
(x) all Disputed Amounts not paid or otherwise resolved, and (y) all other amounts specified in any Notice of Contract Claims, Notices of DCAA Claims, and Notice of Bad Debt Paid received by the Escrow Agent and not released to Technest or the Genex Shareholder, as the case may be. Upon receipt by the Escrow Agent after the Final Distribution Date of a notice from Technest and the Seller that the Withheld Amounts have been paid from the Escrow Shares or otherwise resolved, any Escrow Shares then remaining will be released to the Seller.

         2.5 DISPUTED AMOUNTS. Upon receipt by the Escrow Agent of a written notice (a "RESOLUTION NOTICE") from Technest and/or the Seller with respect to a Disputed Amount specifying the amount of such Disputed Amount to which Technest or any of its subsidiaries or affiliates is entitled, accompanied by (i) a fully executed written agreement among Technest and the Seller with respect to such Disputed Amount or (ii) a certified copy of a final, nonappealable order of a court or arbitrator or tribunal of arbitrators of competent jurisdiction determining that Technest is entitled to indemnification, the Escrow Agent shall pay to Technest from the Escrow Funds the amount to which Technest, or any of its subsidiaries or affiliates, as the case may be, is entitled, if any.

         2.6 CALCULATION OF THE VALUE OF THE ESCROW SHARES. For the purpose of determining the number of Escrow Shares to be held in reserve or released to either Technest or the Seller, as the case may be, the value of such Markland Shares shall be based on the average volume-weighted closing price of the Markland Shares on the OTC Bulletin Board for the ten (10) trading days prior to the day before the date of such calculation. [Such value shall be communicated to Escrow Agent in a written notice executed by both Technest and the Seller.]

         3. THE ESCROW AGENT.

         3.1 RESIGNATION; REMOVAL.

                  (a) The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created at any time upon notice in writing given to Technest, Genex and the Seller. Such resignation shall be effective as of the date set forth in such notice. Thereafter, Escrow Agent shall have no further obligation hereunder except to hold the Escrow Shares pending delivery to the successor escrow agent in accordance with SECTION 3.1(C) or the clerk of a court in accordance with
SECTION 3.1(D).

                  (b) The Escrow Agent may be removed at any time by an instrument in writing delivered to the Escrow Agent and signed by Technest Genex and the Seller. Thereafter, Escrow Agent shall have no further obligation hereunder except to hold the Escrow Shares pending delivery to the successor escrow agent in accordance with SECTION 3.1(C) or the clerk of a court in accordance with SECTION 3.1(D).

                  (c) If at any time hereafter the Escrow Agent shall give notice of its resignation pursuant to SECTION 3.1(A) hereof, shall be removed pursuant to SECTION 3.1(B) hereof, or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Technest, Genex and the Seller agree that they will jointly and promptly appoint a successor escrow agent. Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor, and also to Technest, Genex and the Seller an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement. Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor Escrow Agent shall promptly deliver the Escrow Shares to such successor.

                  (d) In the event that a successor Escrow Agent has not been appointed within 30 days of the date of any such resignation, removal, dissolution, incapacity or vacancy, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Shares until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by Technest, Genex and the Seller, or termination of this Agreement in accordance with its terms.

                  (e) In the event the Escrow Agent is merged or consolidated with any other entity, and as a result thereof the Escrow Agent ceases to exist as a separate entity or if the Escrow Agent sells all or substantially all of its business to another entity, then such surviving or acquiring entity, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of the Escrow Agent.

         3.2 FEES. The Escrow Agent's fees and expenses (including the reasonable fees, expenses and disbursements of its counsel) in acting hereunder shall be paid by Technest upon execution of this Agreement and from time to time thereafter as reasonable compensation for the services to be rendered hereunder.

         3.3 RIGHT TO RELY; INDEMNITY; PERFORMANCE; LIMITATION OF LIABILITY OF ESCROW AGENT.

                  (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than as expressly set forth in this agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith. The Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of the Escrow Shares in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Shares, this Agreement or the Merger Agreement, or enter an appearance in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it, which may include consultation with any of its partners, in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified by Technest, Genex and the Seller jointly and severally, from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Technest, Genex and the Seller, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                  The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Shares, without determination by the Escrow Agent of such court's jurisdiction in the matter. If any portion of the Escrow Shares are at any time attached or levied upon under any court order, or in case the assignment, transfer, conveyance or delivery of any Escrow Shares shall be stayed or enjoined by any court order, or in the case any order, judgment or decree shall be made or entered by any court affecting such Escrow Shares or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it, including advice from its partners, that is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

                  (b) From and at all times after the date of this Agreement, Technest, Genex and the Seller jointly and severally, shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each partner, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the "INDEMNIFIED PARTIES") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Technest, Genex and the Seller whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; PROVIDED, HOWEVER, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the willful misconduct of such Indemnified Party. The obligations Technest, Genex and the Seller under this SECTION 3(B) shall survive any termination of this Agreement.


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

                  The parties agree that the payment by Technest, Genex or the Seller of any claim by the Escrow Agent for indemnification hereunder shall not impair, limit, modify, or affect, as between Technest, Genex and the Seller the respective rights and obligations of Technest, on the one hand, Genex and the Seller, on the other hand, under the Merger Agreement.

                  (c) In the event of any dispute among any of the parties to this Agreement, including with respect to any party's claim to all or a portion of the Escrow Shares, or the interpretation or administration of this Agreement, the Escrow Agent shall not comply with any such claims or demands from Seller, Markland, Techest, or Genex as long as any such dispute may continue, and in so refusing, the Escrow Agent shall make no delivery or other disposition of any property then held by it under this Agreement until it has received a final court order from a court of competent jurisdiction directing disposition of such property or as may be directed by the joint written instructions of Seller, Markland, Technest and Genex. In no event shall the Escrow Agent be under any duty whatsoever to institute, defend or actively participate in any action or proceeding.

         4. Miscellaneous

         4.1 EXPENSES. Each of Technest, Genex and the Seller shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         4.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be effective when received, and shall be hand delivered or sent by Federal Express or other comparable nationally recognized courier service (receipt requested), or mailed by registered or certified mail, postage prepaid, return receipt requested, and addressed:

         to Technest:

                  Technest Holdings, Inc.
                  c/o Robert J. Tarini
                  88 Royal Little Drive
                  Providence, RI 02904

                  with a copy to:

                  Foley Hoag LLP
                  155 Seaport Boulevard
                  Boston, Massachusetts 02210
                  Attention: David Broadwin, Esq.

         to Genex:

                  Genex Technologies, Inc.
                  [-----]


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         to the Seller:

                  Mr. Jason Geng [ ]

         to the Escrow Agent:

                  Wilmington Trust Company
                  1100 North Market Street
                  Rodney Square North
                  Wilmington, DE  19890
                  Attention:  Margaret Pulgini, Corporate Custody
                  Phone:   302-636-6450
                  Fax:     302-636-4149

         All such notices and communications shall be deemed to have been received on the date of delivery if personally delivered, on the next Business Day if sent by overnight courier, or on the third Business Day after the mailing thereof. "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address is authorized or required by law or executive order to remain closed.

         4.3 ASSIGNABILITY. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, but shall not be assignable by any party without the prior written consent of the other parties, except as otherwise provided herein.

         4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

         4.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of The State of Delaware, without regard to the conflicts of law principles of such state.

         4.6 ARTICLE AND SECTION HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

         4.8 AMENDMENT; NO WAIVERS. This Agreement may not be amended or modified except (a) by an instrument in writing signed by Technest, Genex, the Seller and the Escrow Agent or (b) by a waiver in accordance with the following sentence. Any party hereto may (i) extend the time for the performance of any obligation to such party or other act of any other parties hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party at any time to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any breach of any term contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such breach in any subsequent instance or waiver of any breach of any other term contained in this Agreement.

         4.9 SEVERABILITY. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

         4.10 FURTHER ASSURANCES. Each of Technest, Genex and the Seller agree to execute and deliver, upon the written request of any party hereto, any and all such further instruments and documents as such party may deem desirable for the purpose of obtaining the full benefits of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.



                                            MARKLAND TECHNOLOGIES, INC.


                                            By: ________________________________
                                                Robert Tarini
                                                President



                                            TECHNEST HOLDING, INC.


                                            By: ________________________________
                                                Mark Allen
                                                Director



                                            GENEX TECHNOLOGIES, inc.


                                            By: ________________________________
                                                Jason Geng
                                                Chief Executive Officer


                                            ____________________________________
                                            Jason Geng


                                            ESCROW AGENT:

                                            WILMINGTON TRUST COMPANY


                                            By: ________________________________
                                            Name:
                                            Title: